Exhibit 7(h)


                            ODYSSEY FINANCIAL COMPANY
                       20 East Sunrise Highway, Suite 200
                          Valley Stream, New York 11581



                                                                    May 23, 1996


Mr. Stephen Katz
20 East Sunrise Highway
Suite 200
Valley Stream, New York 11581

                     Re:       COIN BILL VALIDATOR, INC.

Dear Mr. Katz:

           This letter will confirm the agreement between Odyssey Financial Company, a New York general partnership ("Odyssey"), and Stephen Katz ("Katz") to file jointly a statement on Schedule 13D pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, with respect to the purchase by Odyssey of certain common shares of Coin Bill Validator, Inc., a New York corporation (the "Company"), the creation of a voting trust, of which Katz will serve as voting trustee, with respect to these and certain other common shares of the Company, and certain related transactions.

                                      Very truly yours,

                                      ODYSSEY FINANCIAL COMPANY


                                      By:   /S/ STEPHEN KATZ
                                          ----------------------
                                                STEPHEN KATZ





AGREED:

    /S/ STEPHEN KATZ
- ---------------------
    STEPHEN KATZ